Exhibit 99.1

IBM REPORTS 2018 SECOND-QUARTER RESULTS

Revenue Up 4 Percent Year to Year; Strong Profit Performance

Highlights

•             GAAP EPS from continuing operations of $2.61; Operating (non-GAAP) EPS of $3.08; both up 5 percent

•             GAAP Pre-tax income up 14 percent; Operating (non-GAAP) pre-tax income up 11 percent — Pre-tax margins expanded more than 100 basis points year to year

•             Revenue of $20.0 billion, up 4 percent (up 2 percent adjusting for currency)

•             Strategic imperatives revenue of $39.0 billion over last 12 months, up 15 percent (up 12 percent adjusting for currency); represents 48 percent of IBM revenue

•             Cloud revenue of $18.5 billion over last 12 months, up 23 percent (up 20 percent adjusting for currency)

•             As-a-service annual exit run rate for cloud revenue of $11.1 billion in the quarter, up 26 percent year to year (up 24 percent adjusting for currency)

•             Maintains full-year operating (non-GAAP) EPS and free cash flow expectations

ARMONK, N.Y., July 18, 2018 . . . IBM (NYSE: IBM) today announced second-quarter results.

“We delivered strong revenue and profit growth in the quarter, underscoring IBM’s progress and momentum in the emerging, high-value segments of the IT industry,” said Ginni Rometty, IBM chairman, president and chief executive officer.  “More clients are engaging IBM on their journey to the cloud, and deploying IBM Cloud, Watson AI, analytics, blockchain and security solutions.  This demonstrates IBM’s unique leadership in providing innovative technology coupled with deep industry expertise, trust and security.”

	SECOND QUARTER 2018
				Pre-tax		Gross Profit
	Diluted EPS	Net Income		Income		Margin

GAAP from Continuing Operations	$2.61	$2.4	B	$2.8	B	46.0%
Year/Year	5%	3%		14%		(0.5	)Pts

Operating (Non-GAAP)	$3.08	$2.8	B	$3.4	B	46.5%
Year/Year	5%	3%		11%		(0.6	)Pts

							As-a-service
			Strategic				annual exit
REVENUE	Total IBM		Imperatives		Cloud		run rate

As reported (US$)	$20.0	B	$10.1	B	$4.7	B	$11.1	B
Year/Year	4%		15%		20%		26%
Year/Year adjusting for currency	2%		13%		18%		24%

“We increased revenue, grew pre-tax income double digits and expanded pre-tax income margins year to year, while continuing to invest in the business and return capital to shareholders,” said James Kavanaugh, IBM senior vice president and chief financial officer.  “We remain focused on delivering consistent operational performance, in line with our longer-term model.”

Strategic Imperatives Revenue

Strategic imperatives revenue over the last 12 months was $39.0 billion, up 15 percent (up 12 percent adjusting for currency).  Total cloud revenue over the last 12 months was $18.5 billion, up 23 percent (up 20 percent adjusting for currency), with $8.2 billion from hardware, software and services to enable IBM clients to implement hybrid cloud solutions across public, private and multi-cloud environments, and $10.4 billion delivered as a service.  The annual exit run rate for as-a-service revenue increased in the quarter to $11.1 billion, up 26 percent (up 24 percent adjusting for currency).

In the second quarter, revenues from analytics increased 7 percent to $5.4 billion (up 5 percent adjusting for currency);  revenues from mobile increased 5 percent to $1.3 billion (up 3 percent adjusting for currency); and revenues from security increased 81 percent to $1.0 billion (up 79 percent adjusting for currency).

Cash Flow and Balance Sheet

In the second quarter, the company generated net cash from operating activities of $2.3 billion, or $2.9 billion, excluding Global Financing receivables.  IBM’s free cash flow was $1.9 billion.  IBM returned $2.4 billion to shareholders through $1.4 billion in dividends and $1.0 billion in gross share repurchases.  At the end of June 2018, IBM had $2.0 billion remaining in the current share repurchase authorization.

IBM ended the second quarter with $11.9 billion of cash on hand.  Debt totaled $45.5 billion, including Global Financing debt of $31.1 billion.  The balance sheet remains strong and is well positioned for the long term.

Segment Results for Second Quarter

•                  Cognitive Solutions (includes solutions software and transaction processing software) — revenues of $4.6 billion, flat year to year (down 1 percent adjusting for currency), with growth in analytics and industry vertical solutions led by financial services and IoT.

•                  Global Business Services (includes consulting, global process services and application management) — revenues of $4.2 billion, up 2 percent (flat year to year adjusting for currency), with growth in consulting driven by digital offerings.

•                  Technology Services & Cloud Platforms (includes infrastructure services, technical support services and integration software) — revenues of $8.6 billion, up 2 percent (flat year to year adjusting for currency).  Strategic imperatives revenue grew 26 percent, led by hybrid cloud services, security and mobile.

•                  Systems (includes systems hardware and operating systems software) — revenues of $2.2 billion, up 25 percent (up 23 percent adjusting for currency) driven by growth in IBM Z, Power Systems and storage.

•                  Global Financing (includes financing and used equipment sales) — revenues of $394 million, down 5 percent (down 6 percent adjusting for currency).

Full-Year 2018 Expectations

The company expects operating (non-GAAP) diluted earnings per share of at least $13.80 and GAAP diluted earnings per share of at least $11.60.  Operating (non-GAAP) diluted earnings per share exclude $2.20 per share of charges for amortization of purchased intangible assets, other acquisition-related charges and retirement-related charges as well as impacts from the enactment of U.S. Tax Reform.

IBM expects free cash flow of approximately $12 billion, with a realization rate greater than 100 percent.

Year-To-Date 2018 Results

Consolidated diluted earnings per share were $4.43 compared to $4.32, up 3 percent year to year.  Consolidated net income was $4.1 billion, flat year to year.  Revenues from continuing operations for the six-month period totaled $39.1 billion, an increase of 4 percent year to year (up 1 percent adjusting for currency) compared with $37.4 billion for the first six months of 2017.

Operating (non-GAAP) diluted earnings per share from continuing operations was $5.53 compared with $5.28 per diluted share for the 2017 period, an increase of 5 percent.  Operating (non-GAAP) net income for the six months ended June 30, 2018 was $5.1 billion compared with $5.0 billion in the year-ago period, an increase of 2 percent.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on the company’s current assumptions regarding future business and financial performance.  These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the following: a downturn in economic environment and client spending budgets; the company’s failure to meet growth and productivity objectives; a failure of the company’s innovation initiatives; damage to the company’s reputation; risks from investing in growth opportunities; failure of the company’s intellectual property portfolio to prevent competitive offerings and the failure of the company to obtain necessary licenses; cybersecurity and data privacy considerations; fluctuations in financial results, impact of local legal, economic, political and health conditions; adverse effects from environmental matters, tax matters and the company’s pension plans; ineffective internal controls; the company’s use of accounting estimates; the company’s ability to attract and retain key employees and its reliance on critical skills; impacts of relationships with critical suppliers; product quality issues; impacts of business with government clients; currency fluctuations and customer financing risks; impact of changes in market liquidity conditions and customer credit risk on receivables; reliance on third party distribution channels and ecosystems; the company’s ability to successfully manage acquisitions, alliances and dispositions; risks from legal proceedings; risk factors related to IBM securities; and other risks, uncertainties and factors discussed in the company’s Form 10-Qs, Form 10-K and in the company’s other filings with the U.S.  Securities and Exchange Commission (SEC) or in materials incorporated therein by reference.  Any forward-looking statement in this release speaks only as of the date on which it is made.  The company assumes no obligation to update or revise any forward-looking statements.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the company’s results as determined by generally accepted accounting principles (GAAP), the company has also disclosed in this press release the following non-GAAP information which management believes provides useful information to investors:

IBM results —

•            presenting operating (non-GAAP) earnings per share amounts and related income statement items;

•            adjusting for free cash flow;

•            adjusting for currency (i.e., at constant currency).

Free cash flow guidance is derived using an estimate of profit, working capital and operational cash outflows.  The company views Global Financing receivables as a profit-generating investment, which it seeks to maximize and therefore it is not considered when formulating guidance for free cash flow.  As a result, the company does not estimate a GAAP Net Cash from Operations expectation metric.

The rationale for management’s use of these non-GAAP measures is included in Exhibit 99.2 in the Form 8-K that includes this press release and is being submitted today to the SEC.

Conference Call and Webcast

IBM’s regular quarterly earnings conference call is scheduled to begin at 5:00 p.m. EDT, today.  The Webcast may be accessed via a link at http://www.ibm.com/investor/events/earnings/2q18.html.  Presentation charts will be available shortly before the Webcast.

Financial Results Below (certain amounts may not add due to use of rounded numbers; percentages presented are calculated from the underlying whole-dollar amounts).

Contact:  IBM

Ian Colley, 914-434-3043

colley@us.ibm.com

John Bukovinsky, 732-618-3531

jbuko@us.ibm.com

INTERNATIONAL BUSINESS MACHINES CORPORATION

COMPARATIVE FINANCIAL RESULTS

(Unaudited; Dollars in millions except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2018	2017		2018	2017

REVENUE
Cognitive Solutions	$4,580	$4,559		$8,879	$8,621
Global Business Services	4,192	4,097		8,365	8,103
Technology Services & Cloud Platforms	8,615	8,406		17,240	16,622
Systems	2,177	1,747		3,676	3,142
Global Financing	394	415		799	819
Other	45	65		114	136
TOTAL REVENUE	20,003	19,289		39,075	37,443

GROSS PROFIT	9,199	8,968	*	17,445	16,912	*

GROSS PROFIT MARGIN
Cognitive Solutions	77.7%	79.0	%*	77.0%	78.2	%*
Global Business Services	25.9%	24.7	%*	24.6%	24.0	%*
Technology Services & Cloud Platforms	39.4%	40.4	%*	38.8%	39.6	%*
Systems	50.6%	52.7	%*	47.8%	50.3	%*
Global Financing	26.6%	30.8	%*	30.6%	31.3	%*

TOTAL GROSS PROFIT MARGIN	46.0%	46.5	%*	44.6%	45.2	%*

EXPENSE AND OTHER INCOME
S,G&A	4,857	5,033	*	10,302	10,060	*

R,D&E	1,364	1,436	*	2,769	2,921	*

Intellectual property and custom development income	(250)	(365)		(567)	(810)

Other (income) and expense	280	273	*	692	592	*

Interest expense	173	147		338	283
TOTAL EXPENSE AND OTHER INCOME	6,423	6,525	*	13,534	13,046	*

INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	2,776	2,443		3,911	3,867
Pre-tax margin	13.9%	12.7%		10.0%	10.3%

Provision for / (Benefit from) income taxes	373	111		(166)	(218)
Effective tax rate	13.5%	4.5%		(4.3)%	(5.6)%

INCOME FROM CONTINUING OPERATIONS	$2,402	$2,332		$4,078	$4,085

DISCONTINUED OPERATIONS
Income/(Loss) from discontinued operations, net of taxes	1	(1)		5	(3)

NET INCOME	$2,404	$2,331		$4,083	$4,082

EARNINGS PER SHARE OF COMMON STOCK:
Assuming Dilution
Continuing Operations	$2.61	$2.48		$4.42	$4.32
Discontinued Operations	$0.00	$0.00		$0.01	$0.00
TOTAL	$2.61	$2.48		$4.43	$4.32

Basic
Continuing Operations	$2.63	$2.49		$4.44	$4.35
Discontinued Operations	$0.00	$0.00		$0.01	$0.00
TOTAL	$2.63	$2.49		$4.45	$4.35

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING (M’s):
Assuming Dilution	919.4	939.6		922.4	943.7
Basic	915.1	934.9		917.9	938.7

* Recast to reflect adoption of the FASB guidance on presentation of net benefit cost.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	At	At
	June 30,	December 31,
(Dollars in Millions)	2018	2017
ASSETS:

Current Assets:
Cash and cash equivalents	$10,741	$11,972
Restricted cash	219	262	*
Marketable securities	966	608
Notes and accounts receivable - trade, net	7,445	8,928
Short-term financing receivables, net	19,806	21,721
Other accounts receivable, net	1,089	981
Inventory	1,742	1,583
Deferred Costs	2,344	1,820	**
Prepaid expenses and other current assets	2,443	1,860	* **
Total Current Assets	46,795	49,735

Property, plant and equipment, net	11,024	11,116
Long-term financing receivables, net	8,783	9,550
Prepaid pension assets	5,375	4,643
Deferred costs	2,613	2,136	**
Deferred taxes	4,689	4,862
Goodwill and intangibles, net	39,826	40,531
Investments and sundry assets	2,518	2,783	**
Total Assets	$121,622	$125,356

LIABILITIES:

Current Liabilities:
Taxes	$2,780	$4,219
Short-term debt	7,646	6,987
Accounts payable	5,518	6,451
Deferred income	11,752	11,552
Other liabilities	7,745	8,153
Total Current Liabilities	35,442	37,363

Long-term debt	37,851	39,837
Retirement related obligations	15,963	16,720
Deferred income	3,718	3,746
Other liabilities	10,000	9,965
Total Liabilities	102,974	107,631

EQUITY:

IBM Stockholders’ Equity:
Common stock	54,827	54,566
Retained earnings	157,349	153,126
Treasury stock — at cost	(165,366)	(163,507)
Accumulated other comprehensive income/(loss)	(28,290)	(26,592)
Total IBM Stockholders’ Equity	18,520	17,594

Noncontrolling interests	128	131
Total Equity	18,648	17,725
Total Liabilities and Equity	$121,622	$125,356

* Recast to reflect adoption of the FASB guidance on restricted cash.

** Recast to conform to current period presentation.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW ANALYSIS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in Millions)	2018	2017	2018	2017
Net Cash Provided by Operating Activities per GAAP:	$2,295	$3,467	$6,896	$7,421

Less: change in Global Financing (GF) Receivables	(582)	163	1,778	2,210
Capital Expenditures, Net	(1,004)	(749)	(1,897)	(1,567)

Free Cash Flow	1,873	2,555	3,221	3,644

Acquisitions	(51)	(60)	(122)	(169)
Divestitures	—	30	—	29
Dividends	(1,437)	(1,403)	(2,819)	(2,724)
Share Repurchase	(989)	(1,432)	(1,767)	(2,725)
Non-GF Debt	(65)	2,119	(611)	2,363
Other (includes GF Net Receivables and GF Debt)	(559)	(173)*	1,182	3,339 *

Change in Cash, Cash Equivalents, Restricted Cash and Short-term Marketable Securities	$(1,229)	$1,636 *	$(916)	$3,758 *

* Recast to reflect adoption of the FASB guidance on restricted cash.

INTERNATIONAL BUSINESS MACHINES CORPORATION

CASH FLOW

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in Millions)	2018	2017	2018	2017
Net Income from Operations	$2,404	$2,331	$4,083	$4,082
Depreciation/Amortization of Intangibles	1,116	1,118	2,230	2,216
Stock-based Compensation	125	136	242	265
Working Capital / Other	(768)	(281)	(1,436)	(1,351)
Global Financing A/R	(582)	163	1,778	2,210
Net Cash Provided by Operating Activities	$2,295	$3,467	$6,896	$7,421
Capital Expenditures, net of payments & proceeds	(1,004)	(749)	(1,897)	(1,567)
Divestitures, net of cash transferred	—	30	—	29
Acquisitions, net of cash acquired	(51)	(60)	(122)	(169)
Marketable Securities / Other Investments, net	420	(889)*	(380)	342 *
Net Cash Used in Investing Activities	$(634)	$(1,668)*	$(2,399)	$(1,365)*
Debt, net of payments & proceeds	(37)	2,279	(751)	2,756
Dividends	(1,437)	(1,403)	(2,819)	(2,724)
Common Stock Repurchases	(989)	(1,432)	(1,767)	(2,725)
Common Stock Transactions - Other	(55)	(54)	(91)	(50)
Net Cash Used in Financing Activities	$(2,519)	$(609)	$(5,428)	$(2,743)
Effect of Exchange Rate changes on Cash	(444)	447	(344)	547
Net Change in Cash, Cash Equivalents and Restricted Cash	$(1,302)	$1,637 *	$(1,274)	$3,860 *

* Recast to reflect adoption of the FASB guidance on restricted cash.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SECOND - QUARTER 2018
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,580	$4,192	$8,615	$2,177	$394
Internal	703	83	169	242	473
Total Segment Revenue	$5,283	$4,275	$8,784	$2,419	$867

Pre-tax Income from Continuing Operations	1,756	385	883	346	357

Pre-tax margin	33.2%	9.0%	10.1%	14.3%	41.2%

Change YTY Revenue - External	0.5%	2.3%	2.5%	24.6%	(4.9)%
Change YTY Revenue - External @constant currency	(1.3)%	0.0%	0.2%	22.9%	(6.2)%

	SECOND - QUARTER 2017
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$4,559	$4,097	$8,406	$1,747	$415
Internal	655	93	173	177	290
Total Segment Revenue	$5,214	$4,190	$8,579	$1,924	$705

Pre-tax Income from Continuing Operations *	1,610	312	994	73	282

Pre-tax margin *	30.9%	7.4%	11.6%	3.8%	40.0%

* Recast to reflect adoption of the FASB guidance on presentation of net benefit cost.

INTERNATIONAL BUSINESS MACHINES CORPORATION

SEGMENT DATA

(Unaudited)

	SIX - MONTHS 2018
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$8,879	$8,365	$17,240	$3,676	$799
Internal	1,483	172	310	395	902
Total Segment Revenue	$10,362	$8,538	$17,550	$4,072	$1,701

Pre-tax Income from Continuing Operations	3,089	530	1,320	143	734

Pre-tax margin	29.8%	6.2%	7.5%	3.5%	43.1%

Change YTY Revenue - External	3.0%	3.2%	3.7%	17.0%	(2.5)%
Change YTY Revenue - External @constant currency	0.2%	(0.6)%	(0.2)%	14.4%	(5.1)%

	SIX - MONTHS 2017
			Technology
		Global	Services &
	Cognitive	Business	Cloud		Global
(Dollars in Millions)	Solutions	Services	Platforms	Systems	Financing
Revenue
External	$8,621	$8,103	$16,622	$3,142	$819
Internal	1,371	179	333	344	653
Total Segment Revenue	$9,992	$8,282	$16,955	$3,486	$1,473

Pre-tax Income /(Loss) from Continuing Operations *	2,878	593	1,668	(115)	592

Pre-tax margin *	28.8%	7.2%	9.8%	(3.3)%	40.2%

* Recast to reflect adoption of the FASB guidance on presentation of net benefit cost.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SECOND - QUARTER 2018
	CONTINUING OPERATIONS
		Acquisition-		Retirement-		Tax Reform
		Related		Related		One-Time		Operating
	GAAP	Adjustments*		Adjustments**		Impact		(Non-GAAP)
Gross Profit	$9,199	$94		—		—		$9,292

Gross Profit Margin	46.0%	0.5	Pts	—		—		46.5%

S,G&A	4,857	(110)		—		—		4,746

R,D&E	1,364	—		—		—		1,364

Other (Income) & Expense	280	—		(394)		—		(115)

Total Expense & Other (Income)	6,423	(110)		(394)		—		5,918

Pre-tax Income from Continuing Operations	2,776	204		394		—		3,374

Pre-tax Income Margin from Continuing Operations	13.9%	1.0	Pts	2.0	Pts	—		16.9%

Provision for (Benefit from) Income Taxes***	373	44		109		14		540

Effective Tax Rate	13.5%	0.5	Pts	1.6	Pts	0.4	Pts	16.0%

Income from Continuing Operations	2,402	160		286		(14)		2,834

Income Margin from Continuing Operations	12.0%	0.8	Pts	1.4	Pts	(0.1	)Pts	14.2%

Diluted Earnings Per Share: Continuing Operations	$2.61	$0.17		$0.31		$(0.01)		$3.08

	SECOND - QUARTER 2017
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)
Gross Profit	$8,968	$117		—		$9,085

Gross Profit Margin	46.5%	0.6	Pts	—		47.1%

S,G&A	5,033	(129)		—		4,904

R,D&E	1,436	—		—		1,436

Other (Income) & Expense	273	(4)		(349)		(80)

Total Expense & Other (Income)	6,525	(133)		(349)		6,043

Pre-tax Income from Continuing Operations	2,443	250		349		3,042

Pre-tax Income Margin from Continuing Operations	12.7%	1.3	Pts	1.8	Pts	15.8%

Provision for (Benefit from) Income Taxes***	111	66		105		282

Effective Tax Rate	4.5%	1.8	Pts	2.9	Pts	9.3%

Income from Continuing Operations	2,332	183		244		2,760

Income Margin from Continuing Operations	12.1%	1.0	Pts	1.3	Pts	14.3%

Diluted Earnings Per Share: Continuing Operations	$2.48	$0.20		$0.26		$2.94

*	Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.
**

Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, amortization of prior service cost and insolvency insurance.  2017 adjustments were recast to reflect the adoption of the FASB guidance on net benefit cost.

***

Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

U.S. GAAP TO OPERATING (Non-GAAP) RESULTS RECONCILIATION

(Unaudited; Dollars in millions except per share amounts)

	SIX - MONTHS 2018
	CONTINUING OPERATIONS
		Acquisition-		Retirement-		Tax Reform
		Related		Related		One-Time		Operating
	GAAP	Adjustments*		Adjustments**		Impact		(Non-GAAP)
Gross Profit	$17,445	$187		—		—		$17,633

Gross Profit Margin	44.6%	0.5	Pts	—		—		45.1%

S,G&A	10,302	(220)		—		—		10,082

R,D&E	2,769	—		—		—		2,769

Other (Income) & Expense	692	—		(796)		—		(104)

Total Expense & Other (Income)	13,534	(220)		(796)		—		12,518

Pre-tax Income from Continuing Operations	3,911	407		796		—		5,114

Pre-tax Income Margin from Continuing Operations	10.0%	1.0	Pts	2.0	Pts	—		13.1%

Provision for (Benefit from) Income Taxes***	(166)	83		185		(93)		8

Effective Tax Rate	(4.3)%	2.0	Pts	4.3	Pts	(1.8	)Pts	0.2%

Income from Continuing Operations	4,078	324		611		93		5,106

Income Margin from Continuing Operations	10.4%	0.8	Pts	1.6	Pts	0.2	Pts	13.1%

Diluted Earnings Per Share: Continuing Operations	$4.42	$0.35		$0.66		$0.10		$5.53

	SIX - MONTHS 2017
	CONTINUING OPERATIONS
		Acquisition-		Retirement-
		Related		Related		Operating
	GAAP	Adjustments*		Adjustments**		(Non-GAAP)

Gross Profit	$16,912	$236		—		$17,148

Gross Profit Margin	45.2%	0.6	Pts	—		45.8%

S,G&A	10,060	(269)		—		9,791

R,D&E	2,921	—		—		2,921

Other (Income) & Expense	592	(7)		(696)		(111)

Total Expense & Other (Income)	13,046	(276)		(696)		12,074

Pre-Tax Income from Continuing Operations	3,867	512		696		5,074

Pre-tax Income Margin from Continuing Operations	10.3%	1.4	Pts	1.9	Pts	13.6%

Provision for (Benefit from) Income Taxes***	(218)	134		175		90

Effective Tax Rate	(5.6)%	3.2	Pts	4.2	Pts	1.8%

Income from Continuing Operations	4,085	378		521		4,984

Income Margin from Continuing Operations	10.9%	1.0	Pts	1.4	Pts	13.3%

Diluted Earnings Per Share: Continuing Operations	$4.32	$0.40		$0.56		$5.28

*	Includes amortization of purchased intangible assets, in process R&D, severance cost for acquired employees, vacant space for acquired companies, deal costs and acquisition integration tax charges.
**

Includes retirement-related interest cost, expected return on plan assets, recognized actuarial losses or gains, amortization of transition assets, other settlements, curtailments, amortization of prior service cost and insolvency insurance.  2017 adjustments were recast to reflect the adoption of the FASB guidance on net benefit cost.

***

Tax impact on operating (non-GAAP) pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

INTERNATIONAL BUSINESS MACHINES CORPORATION

RECONCILIATION OF OPERATING EARNINGS PER SHARE

(Unaudited)

2018
EPS Guidance	Expectations
GAAP Diluted EPS	at least $11.60

Operating EPS (non-GAAP)	at least $13.80

Adjustments

Acquisition-related Charges *	$0.78

Non-Operating Retirement-Related Items	$1.32

Tax Reform One-time Charge	$0.10

* Includes acquisitions as of June 30, 2018